UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 1, 2013

Date of Report (Date of Earliest Event Reported)

WORLD MONITOR TRUST III – SERIES J

(Exact name of Registrant as Specified in its Charter)

Delaware	000-51651	20-2446281
(State or other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation or Organization)	File Number)	Identification No.)

900 King Street, Rye Brook, New York		10573
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 307-7000

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On September 3, 2013, World Monitor Trust III – Series J (the “Registrant”) distributed a notice to its Unitholders explaining that as of September 1, 2013 (the “Effective Date”), the Registrant has terminated its investment in CTA Choice HKSB (“HKSB”), and has reallocated its assets among its remaining four commodity trading advisors (each, an “Advisor” and collectively, the “Advisors”), as shown below.

As of the Effective Date, the Registrant allocates its net assets as follows:

CTA Funds	Advisor	Trading Program	Percentage of the Trust’s Net Assets
CTA Choice EGLG:	Eagle Trading Systems Inc.	Eagle Global Program	25%
CTA Choice GLAGS:	Global Ag, LLC	Discretionary Trading Program	25%
CTA Choice RDOK:	Red Oak Commodity Advisors, Inc.	Red Oak Fundamental Trading Program	25%
CTA Choice SAXN:	Saxon Investment Corporation	Saxon Aggressive Diversified Program	25%

A copy of the notice is being furnished as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Notice to Unitholders dated September 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant in the capacities indicated on September 3, 2013.

WORLD MONITOR TRUST III – SERIES J

	By:	Kenmar Preferred Investments, L.P.
its Managing Owner

Date: September 3, 2013		By:	/s/ David K. Spohr
Name: David K. Spohr
Title: Senior Vice President and Director of Fund Administration